                                                                    EXHIBIT 99.1

                                  [LETTERHEAD]

                       Independent Accountant's Report on
                         Applying Agreed-Upon Procedures







To the Board of Directors
Education Loans Incorporated
Aberdeen, South Dakota


We have performed the procedures enumerated below, which were agreed to by the Board of Directors and management of Education Loans Incorporated, solely to assist the users in evaluating management's assertion regarding the accuracy of the December 1999 Servicing Report and the loan information which collateralizes the Student Loan Asset-Based Notes, Series 1999-1, as of December 31, 1999 and for the period December 7, 1999 through December 31, 1999 (period during which Note Series 1999-1 has been outstanding). This agreed-upon procedures engagement was performed in accordance with standards established by the American Institute of Certified Public Accountants. The sufficiency of these procedures is solely the responsibility of the specified users of this letter. Consequently, we make no representation regarding the sufficiency of the procedures described below either for the purpose for which this letter has been requested or for any other purpose.

Our procedures and findings are as follows:

1. We have read the following, set forth in the December 1999 Servicing Report on the indicated pages, and have performed the additional procedures stated below with respect to such information which were applied as indicated with respect to the references explained below:

                                                                                Procedures
                                                                                 performed
                                                                              (see explanation
Item   Page                     Description                                      in item 2)
----   ----   ---------------------------------------------------------------   -----------
I-C      1    "PRINCIPAL OUTSTANDING - DECEMBER, 1999."
              The dollar amount of principal borrowed during the month and
              the balance outstanding at the end of the month.                        a

I-D      1    "INTEREST RATE AS OF END OF MONTH."  The percentage
              at which each bond issue is accruing interest.                          b

I-D      1    "ACCRUED INTEREST OUTSTANDING - DECEMBER,
              1999."  The dollar amount of interest accrued during the month
              and outstanding as of the end of the month.                             c

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Education Loans Incorporated
Page 2

                                                                                Procedures
                                                                                 performed
                                                                              (see explanation
Item   Page                     Description                                      in item 2)
----   ----   ---------------------------------------------------------------   -----------
II-A     2    "RESERVE FUND - DECEMBER, 1999."  The dollar amount
              as of the end of December and the change during the month.             d

II-B     2    "CAPITALIZED INTEREST ACCOUNT - DECEMBER, 1999."
              The dollar amount as of the end of December and the change
              during the month.                                                      d

II-C     2    "ACQUISITION ACCOUNT - DECEMBER, 1999."  The dollar
              amount as of the end of December and the change during the
              month.                                                                 d
II-D     2    "ALTERNATIVE LOAN GUARANTEE ACCOUNT -
              DECEMBER, 1999." - The dollar amount as of the end of
              December and the change during the month.                              d

III-A    2    "STUDENT LOAN PRINCIPAL OUTSTANDING -
              DECEMBER, 1999." - The dollar mount as of the end of
              December and the change during the month.                              e

III-B    3    "COMPOSITION OF STUDENT LOAN PORTFOLIO AS OF DECEMBER
              31, 1999." - The aggregate outstanding principal balance,
              number of borrowers, average outstanding principal
              balance per borrower, number of loans (promissory notes),
              average outstanding principal balance per loan, and
              weighted average interest rate.                                        f

III-C    3    "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
              LOAN TYPE AS OF DECEMBER 31, 1999." - The
              outstanding principal balance detailed by loan type and the
              relative percentage to the total.                                      g

III-D    3    "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
              INTEREST RATE AS OF DECEMBER 31, 1999." - The
              outstanding principal balance detailed by interest rate and
              the relative percentage to the total.                                  h

III-E    3    "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
              BORROWER PAYMENT STATUS AS OF DECEMBER 31,
              1999." - The outstanding principal balance detailed by
              borrower payment status and the relative percentage to the
              total.                                                                 g

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Education Loans Incorporated
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
                                                                                Procedures
                                                                                 performed
                                                                              (see explanation
Item   Page                     Description                                      in item 2)
----   ----   ---------------------------------------------------------------   -----------
III-F    4    "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
              DELINQUENCY STATUS AS OF DECEMBER 31, 1999." -
              The outstanding principal balance detailed by delinquency
              status and the relative percentage to the total.                       g

III-G    4    "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
              GUARANTEE STATUS AS OF DECEMBER 31, 1999." -
              The outstanding principal balance detailed by guarantee
              status and the relative percentage to the total.                       g

III-H    4    "DISTRIBUTION OF STUDENT LOAN PORTFOLIO BY
              GUARANTEE AGENCY AS OF DECEMBER 31, 1999." -
              The outstanding principal balance detailed by guarantee
              agency and the relative percentage to the total.                       g

III-I    4    "FEES AND EXPENSES ACCRUED FOR/THROUGH
              DECEMBER, 1999." - The dollar amount of fees incurred
              during the period December 7, 1999 through December 31,
              1999.                                                                  i

III-J    4    RATIO OF ASSETS TO LIABILITIES AS OF DECEMBER 31,
              1999." - The dollar amounts representing total indenture
              assets and liabilities and the ratio thereto.                          j



2. We have performed the following procedures, which were applied, as indicated, to the items enumerated above:

         Item
         In 1.    Procedures and Findings

          a. We obtained a copy of the Prospectus Supplement for the Series 1999-1 Notes and agreed the principal amount of notes issued to the amount indicated as borrowed during the month as reported on the December 1999 Servicing Report without exception. We agreed the balance outstanding at the end of the month to the Corporation's general ledger without exception.

          b.      We obtained copies of the auction rate notifications received by the Corporation which state the interest rates applicable for the period December 7, 1999 through December 31, 1999 on the Series 1999-1 Notes and agreed the rates to those used in the calculation of accrued interest without exception.
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Education Loans Incorporated
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         Item
         In 1.    Procedures and Findings

          c. We obtained the accrued interest payable worksheet prepared by the Corporation and agreed the outstanding principal balance to the amounts tested in 2.a. above and agreed the interest rates to 2.b. above. The accrued interest amount as of and for the period ended December 31, 1999 was recalculated and agreed to the Corporation's general ledger without exception.

          d. We obtained the December 1999 U.S. Bank National Association trustee statements for the Reserve Fund, Capitalized Interest Account, Acquisition Account, and the Alternative Loan Guarantee Account and agreed the activity for the period December 7, 1999 through December 31, 1999 to the Corporation's general ledger without exception.

          e. We agreed the change in the student loan principal balance for the period of December 7, 1999 through December 31, 1999 to the December certification from the Corporation to U.S. Bank National Association Trust Department without exception.

          f. We obtained the loan portfolio information from each loan servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation) and verified the mathematical accuracy of the number of borrowers and number of loans (promissory notes). The average outstanding principal balances was recalculated based on the aggregate outstanding principal balance at December 31, 1999 tested in 2.e. above. We agreed the weighted-average interest rate to the worksheet tested in 2.h. below. No exceptions were noted.

          g. We obtained a copy of the worksheet prepared by the Corporation accumulating loan portfolio information by loan type, borrower payment status, delinquency status, guarantee status, and guarantee agency from reports that have been obtained from each loan servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation). We compared the outstanding principal balances for each servicer to the worksheet, verified the mathematical accuracy of the total, and recalculated the respective percentages without exception.

          h. We obtained the worksheet prepared by the Corporation accumulating loan portfolio information by servicer (Student Loan Finance Corporation, AFSA Data Corporation, and Great Lakes Higher Education Servicing Corporation) and interest rate. We verified the mathematical accuracy of the columns and the outstanding principal balance by interest rate and recalculated the respective percentages and found the amounts and percentages to be in agreement with one exception that $237,222.09 of principal at 7.50% was incorrectly included in the 7.00% to 7.49% category rather than the 7.50% to 7.99% category.

          i. We obtained the general ledger detail of fees and expenses incurred during the period December 7, 1999 through December 31, 1999 and agreed the amounts to the December Servicing Report without exception.
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Education Loans Incorporated
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          j.      We obtained the December 31, 1999 trial balance of the
                  Corporation, verified the mathematical accuracy of the Indenture Asset and Liability calculations, and agreed the amounts to the December Servicing Report without exception. The ratio of assets to liabilities was recalculated without exception.


We were not engaged to, and did not perform an audit, the objective of which would be the expression of an opinion on the specified elements, accounts or items relating to the December 1999 Servicing Report. Accordingly, we do not express such an opinion. Had we performed additional procedures, other matters might have come to our attention that would have been reported to you.

This report is intended solely for the use of the Board of Directors, the management of Education Loans Incorporated, the Corporation's trustee and the Securities and Exchange Commission and is not intended to be and should not be used by those who have not agreed to the procedures and taken responsibility for the sufficiency of the procedures for their purposes. However, this report is a matter of public record and its distribution is not limited.



/s/  Eide Bailly LLP


Aberdeen, South Dakota
March 3, 2000